Exhibit 99.1
Z&Z Medical Holdings, Inc.
(A Developmental Stage Company)
Index to Financial Statements

Report of Independent Registered Public Accounting Firm	2

Balance Sheets as of December 31, 2009 and 2008	3

Statements of Operations for the Years Ended December 31, 2009 and 2008, and for the period December 13, 2006 (Inception) through December 31, 2009	4

Statements of Stockholders’ Equity for the Years Ended December 31, 2009 and 2008, and for the period December 13, 2006 (Inception) through December 31, 2009	5

Statements of Cash Flows for the Years Ended December 31, 2009 and 2008, and for the period December 13, 2006 (Inception) through December 31, 2009	6

Notes to Financial Statements	7 - 13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Z&Z Medical Holdings, Inc:

We have audited the accompanying balance sheets of Z&Z Medical Holdings, Inc. (the "Company"), a development stage company, as of December 31, 2009 and 2008, and the related statements of operations, stockholders' equity and cash flows for each of the years ended December 31, 2009 and 2008 and for the period December 13, 2006 (Inception) through to December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Z&Z Medical Holdings, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years ended December 31, 2009 and 2008 and for the period December 13, 2006 (Inception) through to December 31, 2009 then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has recurring losses from operations and had a deficit accumulated during the development stage of $385,945 at December 31, 2009. As discussed in Note 3 to the financial statements, a significant amount of additional capital will be necessary to advance operations to the point at which the Company is profitable. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 3. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California

May 17, 2010

Z&Z Medical Holdings, Inc.
 (A Development Stage Company)
Balance Sheets
As of December 31, 2009 and 2008

ASSETS
	2009	2008
Current Assets:
Cash	$28,047	$91,370
Total current assets	28,047	91,370
Intellectual property rights	572,867	358,584
Total Assets	$600,914	$449,954

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$211,859	$98,576
Notes payable related parties, current	-	100,000
Total current liabilities	211,859	198,576
Notes payable related parties, net of current portion	200,000	200,000
Total liabilities	411,859	398,576
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.001 per share, 20,000,000 shares authorized; 9,218,050 and 8,918,050 shares issued and outstanding at 2009 and 2008, respectively	9,218	8,918
Additional paid-in capital	565,782	416,082
Deficit accumulated during the development stage	(385,945)	(373,622)
Total stockholders' equity	189,055	51,378
Total Liabilities and Stockholders' Equity	$600,914	$449,954

See accompanying notes, which are an integral part of the financial statements.

Z&Z Medical Holdings, Inc.
 (A Development Stage Company)
Statements of Operations
For the Years Ended December 31, 2009 and 2008
And for the period from December 13, 2006 (Inception) through December 31, 2009

			Cumulative
			From
	2009	2008	Inception

Revenues:	$-	$-	$-
Expenses:
General and administrative	12,453	175,182	487,635
Loss from operations:	(12,453)	(175,182)	(487,635)
Interest income	130	1,560	1,690
Provision for income taxes:	-	-	-
Net loss:	$(12,323)	$(173,622)	$(485,945)
Net loss per share attributable to commons shares – Basic and Diluted:	$(0.00)	$(0.02)	-
Weighted average number of shares outstanding:	9,097,217	8,980,550	-

See accompanying notes, which are an integral part of the financial statements.

Z&Z Medical Holdings, Inc.
 (A Development Stage Company)
Statements of Stockholders’ Equity
For the Year Ended December 31, 2009 and 2008
and for the period from December 13, 2006 (Inception) through December 31, 2009

				Deficit
				Accumulated
			Additional	During the
	Common stock		Paid-in	Development
Description	Shares	Amount	Capital	Stage	Total
Balance inception – December 13, 2006	-	$-	$-	$-	$-

Net loss				-	-

Balance, December 31, 2006	-	$-	$-	$-	$-
						)
Net loss	-	-	-	-	-

Issuance of common stock to founders	8,468,050	8,468	191,532	(200,000)	-
						)
Balance - December 31, 2007	8,468,050	$8,468	$191,532	$(200,000)	$-)
						)
Issuance of common stock for cash	450,000	450	224,550	-	225,000

Net loss	-	-	-	(173,622)	(173,622)

Balance - December 31, 2008	8,918,050	$8,918	$416,082	$(373,622)	$51,378

Issuance of common stock for cash	300,000	300	149,700	-	150,000

Net loss	-	-	-	(12,323)	(12,323)

Balance - December 31, 2009	9,218,050	$9,218	$565,782	$(385,945)	$189,055)

See accompanying notes to the financial statements.

  Z&Z Medical Holdings, Inc.
 (A Development Stage Company)
Statements of Cash Flows
For the Years Ended December 31, 2009 and 2008
and for the period December 13, 2006 from (Inception) through December 31, 2009

			Cumulative
			From
	2009	2008	Inception
Operating Activities:
Net loss	$(12,323)	$(173,622)	$(485,945)
Changes in operating assets and liabilities
Accounts payable and accrued expenses	13,284	198,576	311,860
Net Cash Provided by Operating Activities	961	24,954	(174,805)
Investing Activities:
Acquisition of intellectual property	(214,284)	(158,584)	(372,868)
Net Cash Used in Investing Activities	(214,284)	(158,584)	(372,868)
Financing Activities:
Proceeds from issuance of common stock	150,000	225,000	575,000
Net Cash Provided by Financing Activities	150,000	225,000	575,000
Net Increase (Decrease) in Cash	(63,323)	91,370	28,047
Cash - Beginning of Period	91,370	-	-
Cash - End of Period	$28,047	$91,370	$28,047
Supplemental Disclosures of Non Cash Investing and Financing Transactions:
Common stock issued to founders	$-	-	200,000
Notes payable related parties issued in exchange for intellectual property	$-	$200,000	$200,000
Notes payable related parties issued in lieu of expense reports	$-	$100,000	$100,000

See accompanying notes to the financial statements.

Z&Z Medical Holdings, Inc.
 (A Development Stage Company)
Notes to Financial Statements

(1)	Description of Business

Z&Z Medical Holdings, Inc. (the “Company”) was incorporated in the State of Nevada on December 13, 2006.  On March 3, 2010, the Company reincorporated in Delaware.

The Company owns certain intellectual property (“IP”) consisting of pharmacological compounds and delivery systems for the treatment of cardiovascular disease. The Company plans to develop commercial relationships with third parties for the development, marketing and sale of products based on the IP and to derive revenue through the licensing of the IP to such third parties. The Company plans to further establish the curative aspects of and the licensing value of the Company’s IP reflective of the global market size and impact that its patents-pending pharmacological compounds and delivery systems will have on the world’s largest healthcare market, the cardiovascular diseases market.

(2)	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

In July 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) 105-10, formerly Statement of Financial Accounting Standards ("SFAS") No. 168, The FASB Accounting Standards Codification and Hierarchy of Generally Accepted Accounting Principles, which became the single source of authoritative GAAP recognized by the FASB.  ASC 105-10 does not change current U.S. GAAP, but on the effective date, the FASB ASC superseded all then existing non-SEC accounting and reporting standards.  The ASC is effective for interim and annual reporting periods ending after September 15, 2009.  The Company adopted ASC 105-10 during the year ended December 31, 2009 and revised its referencing of GAAP accounting standards in these financial statements to reflect the new standards.

Use of Estimates

Financial statements prepared in accordance with accounting principles generally accepted in the United States require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Among other things, management has estimated the useful lives of patents, the valuation of long lived assets, and the variables used to calculate the valuation of warrants using the Black-Scholes option valuation model.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At December 31, 2009 and 2008, respectively, the Company had no cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. At December 31, 2009, the Company had no amounts in excess of FDIC insured limit. While the Company periodically evaluates the credit quality of the financial institutions in which it holds deposits, it cannot reasonably alleviate the risk associated with the sudden possible failures of such institutions.

Z&Z Medical Holdings, Inc.
 (A Development Stage Company)
Notes to Financial Statements

(2)	Summary of Significant Accounting Policies (continued)

Revenue Recognition
The Company is in the development stage and has yet to realize revenues from planned operations.  The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company plans to expand the application and development of clinical modalities for the Company’s IP through licensing agreements with select licensing partners to administer therapeutics.  The Company will generate revenues primarily from IP licensing royalties. For licensing activities, revenue from such agreements will be realized over the term and under the conditions of each specific license once all contract conditions have been met. Payments for licensing fees are generally received at the time the license agreements are executed, unless other terms for delayed payment are documented and agreed to between the parties.

Research and Development Costs
Research and development costs consist of expenditures for the research and development of new products and technology. Research and development costs are expensed as incurred.

Intellectual Property
The Company obtained certain intellectual property from two Directors who are also stockholders.  The intellectual property obtained was by assignment effective on December 1, 2006, the date of the initial meeting of the Board of Directors.  Under Staff Accounting Bulletin Topic 5G, “ Transfers of Nonmonetary Assets by Promoters and Shareholders ,” the Company recorded the transaction as an obligation payable to the Directors and stockholders’ at the historical cost basis in the amount of $200,000.   The Company accounts for its intellectual property and patent applications in accordance with ASC 350-30 and ASC 360 (formerly SFAS No. 142, Goodwill and Other Intangible Assets). The Company amortizes the capitalized intellectual property and patent costs on a straight line basis over a period of 19.5 years, management’s estimated legal life of the patents, which approximates their estimated useful life. No amortization expense relating to these assets was recognized for the years ended December 31, 2009 and 2008, respectively, as the Company is still in the development stage.

Intangible and Long-Lived Assets

In accordance with ASC 350-30 (formerly SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets), the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s products under development will continue. Either of these could result in future impairment of long-lived asset

Income Taxes
The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”).  Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Z&Z Medical Holdings, Inc.
 (A Development Stage Company)
Notes to Financial Statements

(2)	Summary of Significant Accounting Policies (continued)

The Company maintains a valuation allowance with respect to deferred tax assets.  The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

Common Stock and Common Stock Warrants

The Company uses the fair value recognition provision of ASC 718, “Stock Compensation,” which requires the Company to expense the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of such instruments. The Company uses the Black-Scholes option pricing model to calculate the fair value of any equity instruments on the grant date. The Company also uses the provisions of ASC 505-50, “Equity Based Payments to Non-Employees,” to account for stock-based compensation awards issued to non-employees for services. Such awards for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASC 505-50.

Fair value of Financial Instruments

The Company adopted ASC topic 820, “Fair Value Measurements and Disclosures” (ASC 820), formerly SFAS No. 157 “Fair Value Measurements,” effective January 1, 2009. ASC 820 defines “fair value” as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There was no impact relating to the adoption of ASC 820 to the Company’s financial statements.

Financial instruments consist principally of cash, accounts payable and accrued liabilities, and notes payable. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Loss Per Share

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. Common equivalent shares are excluded from the computation of net loss per share since their effect is anti-dilutive.

For the years ended December 31, 2009 and 2008, we excluded any effect of the 650,000 and 450,000 outstanding warrants, respectively, as their effect would be anti-dilutive.

Z&Z Medical Holdings, Inc.
 (A Development Stage Company)
Notes to Financial Statements

(2)	Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In June 2009, the FASB issued changes to the consolidation guidance applicable to a variable interest entity (VIE). FASB ASC Topic 810, "Consolidation," amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is, therefore, required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. The qualitative analysis will include, among other things, consideration of who has the power to direct the activities of the entity that most significantly impact the entity's economic performance and who has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. This standard also requires continuous reassessments of whether an enterprise is the primary beneficiary of a VIE. FASB ASC 810 also requires enhanced disclosures about an enterprise's involvement with a VIE. Topic 810 is effective as of the beginning of interim and annual reporting periods that begin after November 15, 2009. This will not have an impact on the Company’s financial position, results of operations or cash flows.

FASB ASC No. 860 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. This will not have an impact on the Company’s financial position, results of operations or cash flows.

(3)	Development Stage Activities and Going Concern

The Company is currently in the development stage, and its business plan is to develop commercial relationships with third parties for the development, marketing and sale of products based on the IP and to derive revenue through the licensing of the IP to such third parties.

While management of the Company believes that the Company will be successful in its planned operating activities, there can be no assurance that the Company will be successful in the development of its intellectual property, or services that will generate sufficient revenues to sustain the operations of the Company.  The Company also intends to conduct additional capital formation activities through the issuance of its common stock and to commence operations.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  The Company has incurred an operating loss since inception, had negative working capital as of December 31, 2009, and 2008, and the cash resources of the Company were insufficient to meet its planned business objectives.  These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Z&Z Medical Holdings, Inc.
 (A Development Stage Company)
Notes to Financial Statements

(4)	Common Stock and Common Stock Warrants

On December 1, 2007, the Company issued 8,468,050 shares of common stock to its founders at approximately $0.02 per share based on the fair value of the shares on the grant date.  During the years ended December 31, 2009 and 2008, the Company issued 300,000 and 450,000 shares, respectively, of common stock.  These subsequent issuances of common stock were issued for cash at a per share amount of $0.50.  The Company recognized proceeds from these issuances during the years ended December 31, 2009 and 2008 of $150,000 and $225,000, respectively.

The Company also issued warrants exercisable into common stock of the Company.  Certain common stock subscribers also received a warrant to purchase one share of common stock for every subscription share purchased.  The exercise price of these warrants are equal to the price of shares of securities of the Company issued in a subsequent equity financing with an aggregate gross proceeds to the Company of at least $2,500,000. However, in the event the Company’s valuation immediately prior to the financing is less than $20,000,000, the exercise price of the warrant shall be 50% of the purchase price per share of the Equity Securities offered. As of December 31, 2009 there are warrants to purchase 650,000 shares of the Company’s common stock outstanding with expiration dates ranging from February 2013 through September 2014.

Shares underlying warrants issued:	2009	2008

Beginning balance	450,000	-
Shares granted	200,000	450,000
Ending balance	650,000	450,000

(5)	Income Taxes

The provision (benefit) for income taxes for the periods ended December 31, 2009, and 2008, was as follows (using a 42.8 percent effective Federal and state income tax rate):

	2009	2008

Current Tax Provision:
Federal and state-
Taxable income	$-	$-
Total current tax provision	$-	$-

Deferred Tax Provision:
Federal and state-
Loss carryforwards	$(26,620)	$(41,148)
Valuation allowance	26,620	41,148
Total deferred tax provision	$-	$-

The Company had deferred income tax assets as of December 31, 2009, and 2008, as follows:

	2009	2008

Loss carryforwards	$(67,768)	$(41,148)
Less - valuation allowance	67,768	41,148
Total net deferred tax assets	$-	$-

Z&Z Medical Holdings, Inc.
 (A Development Stage Company)
Notes to Financial Statements

As of December 31, 2009 and 2008, respectively, the Company had net operating loss carryforwards for income tax reporting purposes of approximately $67,768 and $41,148 that may be offset against future taxable income.   Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business.  Therefore, the amount available to offset future taxable income may be limited.

No tax benefit has been reported in the financial statements for the realization of loss carryforwards, as the Company believes there is high probability that the carryforwards will not be utilized in the foreseeable future.  Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

The Company is primarily subject to U.S. federal and state income tax.  As a result of the implementation of certain provisions of ASC 740, Income Taxes, (formerly FIN 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109), the Company performed an analysis of its previous tax filings and determined that there were no positions taken that it considered uncertain. Therefore, there were no unrecognized tax benefits as of December 31, 2009 and 2008.

Future changes in the unrecognized tax benefit are not expected to have an impact on the effective tax rate due to the existence of the valuation allowance. The Company estimates that the unrecognized tax benefit will not change within the next twelve months. The Company will continue to classify income tax penalties and interest, if any, as part of interest and other expenses in its statements of operations. The Company has incurred no interest or penalties as of December 31, 2009 and 2008.

(6)	Related Party Transactions

On December 1, 2006, the Company received certain intellectual property through an intellectual property assignment agreement from two Directors of the Company who are also shareholders.  In exchange for the intellectual property, the Company issued two $100,000 non-interest bearing notes payable.  These notes payable are recorded in the accompanying financial statements in notes payable related parties, net of current portion.

During the year ended December 31, 2008, the Company issued four $25,000 non-interest bearing notes payable to certain Directors and employees of the Company in lieu of expense reports.  These notes payable are recorded in the accompanying financial statements in notes payable related parties, current. The Directors and employees forgave the notes payable on December 31, 2009.

(7)	Commitments and Contingencies

The Company has executed three year employment contracts with Thomas Gardener, Filiberto Zadini, Giorgio Zadini and Aaron Sandoval, each with a salary and salary increases at the discretion of the Board of Directors not to exceed 10% per annum or the previous calendar year's percentage increase in the Consumer Price Index, whichever is greater. The contracts are not in effect until the Company raises the equity financing with an aggregate gross proceeds to the Company of at least $2,500,000.

The Company has executed a contract in May 2008 with The University of California (the “University”), on behalf of its Los Angeles Campus under which the University shall conduct a laboratory study to demonstrate the efficacy of the Company’s biocompatible emulsifiers on atherosclerotic lesions.  The contract calls for progress payments upon the completion of various stages of the study and the total obligation to the University for completion of the study totals $200,600.  To date, a total of $90,150 has been paid on the contract.

Z&Z Medical Holdings, Inc.
 (A Development Stage Company)
Notes to Financial Statements

(8)	Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through May 17, 2010, the date the financial statements were issued.

On January 7, 2010, the Company issued options to purchase 245,000 shares of common stock of the Company at $0.50 per share as part of an employment agreement with our Chief Financial Officer.  The option vests at 2.78% per month over a 36 month period.  The option expires 7 years from the date of grant.

On January 8, 2010, the Company issued 5,000 shares of its common stock for cash at a price of $0.50 per share.  The Company recorded proceeds for this issuance of $2,500.

During the first quarter, the Company sold an additional common stock subscription unit consisting of 450,000 shares and a warrant to purchase an additional 450,000 shares.  The subscription unit was sold at a price of $0.50 per share, with a net proceeds to the company of $225,000.

The Company has also issued warrants to purchase 500,000 shares of common stock at $0.50 per share to a director of the Company as compensation for services rendered in connection with the reverse merger and financing consented to by a majority of the stockholders of the Company.

On May 14, 2010, the Company completed its reverse merger transaction with Trist Holdings, Inc. (“Trist”). Effective as of the closing, Z&Z became a wholly-owned subsidiary of Trist and changed its name to AtheroNova Operations, Inc. As a result of the closing, the business operations of Z&Z will comprise Trist's principal business operations going forward. Immediately after the closing of the merger, Trist closed a capital raise transaction through the placement of $1.5 million in 2.5% Senior Secured Convertible Notes which mature 4 years after issuance. Interest on the Convertible Notes, which will accrue at the rate of 2.5% per year, is not payable until maturity or conversion, and is payable in cash or common stock. Also, Trist has changed its name to AtheroNova Inc. to more accurately reflect the company's emphasis in the healthcare market and anticipates that the company will begin trading under a new symbol on the OTC Bulletin Board in the coming days.

At the closing, pursuant to the terms of the Merger Agreement dated March 26, 2010, by and among Trist, Z&Z and Z&Z Merger Corp., all of the outstanding shares, warrants and options of Z&Z were exchanged for shares of, and warrants and options to purchase, Trist's Super-Voting Common Stock. Each share of Trist's Super-Voting Common Stock will automatically convert into 50 shares (on a pre-reverse split basis) of Trist's Common Stock upon the consummation of a 200-for-1 reverse split of Trist's Common Stock. As a result of the merger, Z&Z stockholders own 88,575,048 shares of Trist's Super-Voting Common Stock (22,143,763 shares of Trist's Common Stock on a post-reverse split basis), or approximately 97.6% of the total shares outstanding.

The Convertible Notes are convertible into 3,817,594 shares of common stock (on a post-reverse split basis), excluding accrued interest, which may also be paid in stock. If held to maturity and all accrued interest is paid in common stock an additional 381,759 shares would be issued. The purchasers of the Convertible Notes also received Warrants to purchase another 1,908,797 shares of common stock (on a post-reverse split basis) at an exercise price of $0.39 per share (on a post-reverse split basis). The shares of Trist's Common Stock issuable upon conversion (excluding the conversion of accrued interest) and exercise of the Notes and Warrants represent approximately 17.6% of the Company's outstanding capital stock as of the closing of the capital raise transaction on a fully-diluted basis.

As a result of the merger and the capital raise transaction, Z&Z stockholders own 80.8% of Trist's fully-diluted Common Stock, Trist stockholders immediately prior to the merger own 1.6% of Trist's fully-diluted Common Stock and the holders of Convertible Notes and Warrants issued in the capital raise transaction own 17.6% of Trist's fully-diluted Common Stock.